EX-99.1

Contacts:
Elise Caffrey	Matthew Lloyd
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3720
ecaffrey@irobot.com	mlloyd@irobot.com

iRobot Reports First-Quarter Financial Results
Strength in All Regions Drives 32% Year-Over-Year Consumer Revenue Growth
and Higher Full-Year Expectations

BEDFORD, Mass., April 25, 2017 - iRobot Corp. (NASDAQ: IRBT), a leader in consumer home robotics, today announced its financial results for the first quarter ended April 1, 2017.

“Our first quarter results were outstanding. Building off the strong momentum we experienced during the year-end holidays, iRobot delivered first quarter 2017 consumer revenue growth of 32% due to growth across all regions,” said Colin Angle, chairman and chief executive officer of iRobot.

“We also achieved an important strategic initiative with the completion of the purchase of our Japanese distributor shortly after the close of the first quarter. Based on our Q1 results and our outlook for the rest of 2017, we are increasing our full-year financial expectations. We now expect 2017 revenue of $780 to $790 million, EPS of between $1.45 and $1.70 and operating income of $60 to $70 million.

“These expectations reflect our confidence that the momentum we built during the 2016 holiday season, particularly in the United States and EMEA, will continue throughout 2017. In addition, greater control over marketing in China and Japan will enable us to accelerate growth in those regions.

“We are off to a great start in 2017 and tracking well to our near and longer term plans.”

Financial Results

•
Revenue for the first quarter of 2017 was $168.5 million, compared with $130.8 million for the first quarter of 2016. Q1 2016 included $3.0 million of revenue from the Defense & Security business divested at the beginning of Q2 2016.

•	Net income for the first quarter of 2017 was $16.4 million, compared with net income of $3.9 million for the first quarter of 2016.

•
Quarterly earnings per share were $0.58, compared with earnings per share of $0.13 in the first quarter of 2016. The divestiture of the Defense & Security business negatively impacted Q1 2016 earnings per share by ($0.12). In addition, in Q1 2017, we adopted the new accounting standard related to stock compensation expense. As a result, we recorded a $0.06 discrete tax benefit.

•	Adjusted EBITDA for the first quarter of 2017 was $30.2 million, compared with $14.1 million in the first quarter of 2016.

Business Highlights

•	We delivered year-over-year Q1 quarterly revenue growth in the United States of 34% over record growth in Q1 last year.

•	International revenue grew 29% in the first quarter, driven by growth in all overseas regions. China was up 23%; Japan was up 21%; and EMEA was up 36% in Q1 2017 from a year ago.

•
Shortly after the end of the quarter, we closed the previously announced acquisition of our Japanese distributor, enabling us to extend our leadership position and accelerate the growth of our business in Japan.

•
We recently filed a legal action against several well-known appliance brands and Chinese manufacturers in the United States District Court and with the International Trade Commission after determining that each had infringed on numerous iRobot patents.

Financial Expectations

Management provides the following expectations with respect to the fiscal year ending December 30, 2017.

Fiscal Year 2017:	Current	Previous
Revenue	$780 - $790 million	$770 - $785 million
Earnings Per Share	$1.45 - $1.70	$1.35 - $1.65
Operating Income	$60 - $70 million	$57 - $70 million

First-Quarter Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its financial results for the first fiscal quarter 2017, business outlook, and outlook for fiscal year 2017 financial performance. Pertinent details include:

Date:	Wednesday, April 26, 2017
Time:	8:30 a.m. ET
Call-In Number:	213-358-0894
Passcode:	15400565

A live, audio broadcast of the conference call will also be available at http://investor.irobot.com/phoenix.zhtml?c=193096&p=irol-EventDetails&EventId=5242675. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through May 3, and can be accessed by dialing 404-537-3406, passcode 15400565.

About iRobot Corp.
iRobot, the leading global consumer robot company, designs and builds robots that empower people to do more both inside and outside of the home. iRobot created the home robot cleaning category with the introduction of its Roomba® Vacuuming Robot in 2002. Today, iRobot is a global enterprise that has sold more than 15 million robots worldwide. iRobot's product line, including the Roomba and the Braava™ family of mopping robots, feature proprietary technologies and advanced concepts in cleaning, mapping and navigation. iRobot's engineers are building an ecosystem of robots and data to enable the smart home. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding future financial performance, future operating performance and growth, revenue growth, demand for our robots, the impact of our marketing efforts including, without limitation, in China and Japan, and anticipated revenue, earnings per share and operating income for the fiscal year ended December 30, 2017.  These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market, the financial strength of our customers and retailers, general economic conditions, market acceptance of our products, and competition.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

This press release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G.  We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, net merger, acquisition and divestiture expense, net intellectual property litigation expense, and restructuring expense.  A reconciliation between net income and Adjusted EBITDA is provided in the financial tables at the end of this press release.

iRobot Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	For the three months ended
	April 1, 2017	April 2, 2016
Revenue	$168,467	$130,804
Cost of revenue	81,124	68,843
Gross margin	87,343	61,961
Operating expenses:
Research and development	25,508	19,728
Selling and marketing	22,575	19,940
General and administrative	17,622	16,764
Total operating expenses	65,705	56,432
Operating income	21,638	5,529
Other income, net	3	200
Income before income taxes	21,641	5,729
Income tax expense	5,282	1,797
Net income	$16,359	$3,932

Net income per share
Basic	$0.60	$0.14
Diluted	$0.58	$0.13

Number of shares used in per share calculations
Basic	27,304	29,004
Diluted	28,295	29,474

Stock-based compensation included in above figures:
Cost of revenue	$226	$221
Research and development	1,099	829
Selling and marketing	570	485
General and administrative	2,436	2,357
Total	$4,331	$3,892

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	April 1, 2017	December 31, 2016

Assets
Cash and cash equivalents	$235,728	$214,523
Short term investments	39,942	39,930
Accounts receivable, net	47,780	72,909
Unbilled revenue	112	139
Inventory	57,125	50,578
Other current assets	7,317	5,591
Total current assets	388,004	383,670
Property and equipment, net	29,250	27,532
Deferred tax assets	31,429	30,585
Goodwill	41,041	41,041
Intangible assets, net	11,343	12,207
Other assets	13,214	12,877
Total assets	$514,281	$507,912

Liabilities and stockholders' equity
Accounts payable	$63,177	$67,281
Accrued expenses	21,343	19,854
Accrued compensation	11,348	21,015
Deferred revenue and customer advances	4,202	4,486
Total current liabilities	100,070	112,636
Long term liabilities	5,764	6,320
Stockholders' equity	408,447	388,956
Total liabilities and stockholders' equity	$514,281	$507,912

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the three months ended
	April 1, 2017	April 2, 2016
Cash flows from operating activities:
Net income	$16,359	$3,932
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,486	3,375
Loss on disposal of property and equipment	42	—
Loss on equity method investment	11	—
Impairment on cost method investment	155	—
Stock-based compensation	4,331	3,892
Deferred income taxes, net	17	(47)
Tax benefit of excess stock-based compensation deductions	—	(267)
Non-cash director deferred compensation	16	33
Changes in operating assets and liabilities — (use) source
Accounts receivable	25,128	69,879
Unbilled revenue	27	185
Inventory	(6,546)	(3,167)
Other assets	(1,745)	(2,985)
Accounts payable	(5,026)	(20,626)
Accrued expenses	1,016	(2,673)
Accrued compensation	(9,670)	(4,055)
Deferred revenue and customer advances	(284)	1,144
Long term liabilities	(558)	3
Net cash provided by operating activities	26,759	48,623

Cash flows from investing activities:
Additions of property and equipment	(3,008)	(2,390)
Change in other assets	(504)	(523)
Purchase of investments	(3,498)	—
Sales and maturities of investments	3,500	2,500
Net cash used in investing activities	(3,510)	(413)

Cash flows from financing activities:
Proceeds from stock option exercises	722	837
Income tax withholding payment associated with restricted stock vesting	(2,778)	(1,218)
Stock repurchases	—	(12,021)
Tax benefit of excess stock-based compensation deductions	—	267
Net cash used in financing activities	(2,056)	(12,135)

Effect of exchange rate changes on cash and cash equivalents	12	—
Net increase in cash and cash equivalents	21,205	36,075
Cash and cash equivalents, at beginning of period	214,523	179,915
Cash and cash equivalents, at end of period	$235,728	$215,990

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended
	April 1, 2017	April 2, 2016

Revenue: *
Consumer	$168,248	$127,687
Domestic	$84,789	$63,158
International	$83,459	$64,529

Defense & Security	$—	$3,075

Gross Margin Percent	51.8%	47.4%

Consumer units shipped*	704	550
Vacuum	582	478
Mopping	121	67
Other	1	5

Consumer revenue**	168	128
Vacuum***	151	118
Mopping***	17	9
Other	—	1

Days sales outstanding	26	24

Days in inventory	64	86

Headcount	636	633

* in thousands
** in millions
*** includes accessory revenue

iRobot Corporation
Adjusted EBITDA Reconciliation to GAAP
(unaudited, in thousands)

	For the three months ended
	April 1, 2017	April 2, 2016

Net income	$16,359	$3,932

Interest income, net	(383)	(272)
Income tax expense	5,282	1,797
Depreciation	2,580	2,467
Amortization	906	908

EBITDA	24,744	8,832

Stock-based compensation expense	4,331	3,892
Net merger, acquisition and divestiture expense	840	1,358
Net intellectual property litigation expense	262	56
Restructuring expense	—	—

Adjusted EBITDA	$30,177	$14,138

Use of Non-GAAP Financial Measures

In evaluating its business, iRobot considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, net merger, acquisition and divestiture expense, net intellectual property litigation expense, and restructuring expense. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company's operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company's actual cash expenditures. Other companies may calculate similar measures differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.

iRobot Corporation
Expected Incremental Impact of Japan Acquisition *
(in millions, except per share amounts)
(unaudited)

Fiscal year 2017
	Three	Three	Three	Three	Twelve
	Months Ending	Months Ending	Months Ending	Months Ending	Months Ending
	April 1	July 1	September 30	December 30	December 30

Revenue	—	($12) - ($10)	$10 - $15	$5 - $10	$10 - $12

Net income (loss) per share	($0.02)	($0.60 - $0.55)	($0.05) - $0.00	$0.05 - $0.10	($0.60 - 0.50)

* Closed 4/3/17; 45 days to finalize purchase price